EXHIBIT 5


                                                             February 26, 1997


Keystone Heritage Group, Inc.
555 Willow Street
Lebanon, Pennsylvania 17046

                           Re:      Keystone Heritage Group, Inc.
                                    Securities and Exchange Commission
                                    Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Keystone Heritage Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 60,000 common shares of the Company, par value $5.00 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1996 Independent Directors Stock Option Plan (the "Plan").

         In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, its By-laws, resolutions of its Board of Directors and shareholders, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company and its shareholders and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal laws of the United States and the laws of the Commonwealth of Pennsylvania.

         We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not



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certified  any part of the  Registration  Statement  and do not  otherwise  come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                                                     Very truly yours,
                                                  /s/ DRINKER BIDDLE & REATH
                                                      DRINKER BIDDLE & REATH